UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Howard Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-3735949
(State of Incorporation)	(I.R.S. Employer Identification No.)
6011 University Boulevard
Suite 370

Ellicott City, Maryland	21043
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-178204 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading: “Description of Capital Stock – Common Stock,” filed on November 28, 2011, as part of the Registrant’s Registration Statement on Form S-1, File No. 333-178204, as amended

Item 2. Exhibits.

3.1	Articles of Incorporation of Howard Bancorp, Inc. *
3.2	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc.*
3.3	Amended and Restated Articles Supplementary of Senior Non-Cumulative Perpetual
Preferred Stock, Series A*
3.4	Amended and Restated Bylaws of Howard Bancorp, Inc. *
4.1	Form of Common Stock Certificate of Howard Bancorp, Inc. *
4.2	Form of Certificate for Howard Bancorp, Inc. Series AA Preferred Stock*

* Incorporated by reference from the same exhibit number as filed with Howard Bancorp, Inc.’s Registration Statement on Form S-1, File No. 333-178204, filed with the Securities & Exchange Commission on November 28, 2011, as amended.

2

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 30, 2012	Howard Bancorp, Inc.
	By:	/s/ Mary Ann Scully
Mary Ann Scully
President and Chief Executive Officer